UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2011

American Medical Alert Corp.
(Exact name of registrant as specified in its charter)

New York	333-54992	11-2571221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36-36 33rd Street, Long Island City, New York	11106
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 879-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Merger Agreement

On September 22, 2011, American Medical Alert Corp. (“AMAC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tunstall Healthcare Group Limited (“Tunstall”), and Monitor Acquisition Corp., an indirect wholly owned subsidiary of Tunstall (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into AMAC and AMAC will become a wholly-owned subsidiary of Tunstall (the “Merger”).

On the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of AMAC (the “AMAC Common Stock”), issued and outstanding immediately prior to the Effective Time (other than treasury shares of AMAC and any shares of AMAC Common Stock owned by Tunstall, Merger Sub or any wholly owned subsidiary of AMAC) will be converted into the right to receive the following:

•	an amount in cash, without interest, equal to $8.55 (the “Cash Consideration”), less the amount of any required withholding tax,

•
one contingent payment right (a “CPR”) issued by Tunstall subject to and in accordance with the CPR Agreement described below, which provides for payments under certain circumstances relating to AMAC’s investment in Lifecomm (as further described below)..

All outstanding stock options (“Options”) and restricted stock units (“RSUs”) of AMAC will be canceled at the Effective Time.  Holders of Options, whether vested or unvested, with an exercise price below the Cash Consideration will receive, for each share of AMAC Common Stock subject to such Option:

•	a cash payment equal to the difference between the Cash Consideration and the exercise price of the Option, less the amount of any required withholding tax, and

•	one CPR.

Holders of Options with an exercise price at or above the Cash Consideration, if any, will not receive any consideration in the Merger.

Holders of RSUs, whether vested or unvested, will receive, for each share of AMAC Common Stock subject to such RSU:

•	a cash payment equal to the Cash Consideration less the amount of any required withholding tax, and

•	one CPR.

Outstanding shares of restricted stock for which restrictions have not otherwise lapsed or expired and are outstanding will have their associated restrictions accelerate and expire immediately prior to the Effective Time.  Holders of shares of restricted stock will receive, for each such share:

•	a cash payment equal to the Cash Consideration less the amount of any required withholding tax, and,

•	one CPR.

All outstanding warrants will be redeemed at the Black-Scholes Value (as defined in the Merger Agreement) of such warrant at the Effective Time.

AMAC and Tunstall’s respective obligations to complete the Merger are subject to customary closing conditions, including:

•	the approval of the Merger by the holders of at least two-thirds of the outstanding shares of AMAC Common Stock,

•	the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and

•	the absence of any legal prohibition on completion of the Merger or the other transactions contemplated by the Merger Agreement.

Completion of the Merger is not subject to any financing contingency.

AMAC has made certain customary representations and warranties and covenants in the Merger Agreement, including without limitation covenants regarding: (i) the conduct of AMAC’s business prior to completion of the Merger, (ii) the calling and holding of a meeting of AMAC’s shareholders for the purpose of obtaining the approval of the Merger by AMAC’s shareholders and (iii) the use of commercially reasonable efforts to cause the Merger to be completed.

The Merger Agreement generally prohibits AMAC from soliciting or knowingly encouraging competing proposals (the “No-Shop Prohibition”).  However, before its shareholders vote to approve the Merger, AMAC may, under certain circumstances, subject to the terms and conditions set forth in the Merger Agreement, provide information to a third party that makes an unsolicited acquisition proposal, subject to the execution of a confidentiality agreement, and may engage in discussions and negotiations with a third-party that makes an unsolicited acquisition proposal, in each case, that the AMAC board of directors determines constitutes or is reasonably likely to result in a “Superior Proposal” (as defined in the Merger Agreement).  Certain information about such acquisition proposal must be provided by AMAC to Tunstall.  The Merger Agreement also permits AMAC to terminate the Merger Agreement to enter into a definitive agreement for a Superior Proposal with a third-party if AMAC shall have complied in all material respects with the No-Shop Prohibition, shall have provided Tunstall with 96 hours to match the Superior Proposal and simultaneously pays to Tunstall a termination fee of $3.5 million.

The Merger Agreement also provides for certain other termination rights for both Tunstall and AMAC. AMAC may be required to pay Tunstall a termination fee of $3.5 million upon termination of the Merger Agreement under specified circumstances. In addition, in the event that the Merger Agreement is terminated by either AMAC or Tunstall following a failure to obtain approval of AMAC’s shareholders of the Merger, AMAC is required to pay Tunstall’s costs and expenses in an amount not to exceed $500,000, which amount will be offset against the amount of any termination fee paid thereafter.

This summary of Merger Agreement has been included, and the Merger Agreement has been included as an Exhibit, to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial information regarding AMAC.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of AMAC. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by AMAC.

Voting Agreements

All of AMAC’s executive officers and directors, who directly or indirectly own, in the aggregate, approximately 2,473,532 shares of the outstanding AMAC Common Stock (the “Principal Shareholders”), representing in the aggregate approximately 26% of the outstanding shares of AMAC Common Stock outstanding and entitled to vote as of September 22, 2011, entered into Voting Agreements with Tunstall (the “Voting Agreements”), pursuant to which the Principal Shareholders have agreed, subject to the terms thereof, to vote their shares of AMAC Common Stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, and against, among other things, any business combination or extraordinary corporate transaction other than the Merger.  The Principal Shareholders also granted Tunstall an irrevocable proxy to vote their shares of AMAC Common Stock in accordance with the preceding sentence.

The Voting Agreements also limit the ability of the Principal Shareholders to sell or otherwise transfer their shares of AMAC Common Stock, other than to certain permitted transferees and under certain permitted circumstances.

The Voting Agreements will terminate upon the earlier to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) notice by Tunstall to the shareholder and (iv) a change or amendment to the Merger Agreement that reduces the amount or form of the Merger Consideration in any material respect.

Contingent Payment Rights Agreement

AMAC, Tunstall and each of Howard Siegel and Gregory Fortunoff, serving jointly as the shareholder representative, entered into a Contingent Payment Rights Agreement (“CPR Agreement”) governing the terms of the CPRs.  Tunstall is obligated to pay to all holders of CPRs, and each holder of a CPR is entitled to receive a pro rata portion of the first $5 million, plus 66% of any amounts in excess of $5 million, of proceeds received from either (i) a sale of AMAC’s interest in Lifecomm LLC (“Lifecomm”),  (ii) an initial public offering of Lifecomm or (iii) a liquidation or dissolution of Lifecomm (each, a “Lifecomm Liquidity Event”).  In addition, if Tunstall is acquired by a third party, or there is otherwise a change of control of Tunstall, prior to a Lifecomm Liquidity Event, then the holders of CPRS will have the right, as elected by the shareholder representatives and subject to the terms and conditions of the CPR Agreement, to cause Tunstall to pay to each holder of a CPR, $0.50 per CPR, so long as certain financial hurdles relating to the value of AMAC’s interest in Lifecomm are achieved.  If, following dispute resolution mechanics described in the CPR Agreement, the financial hurdles are determined to have not been met, the shareholder representatives will have the right to cause Tunstall to use commercially reasonable efforts to sell AMAC’s interest in Lifecomm, subject to any required consents required by AMAC’s agreement with Lifecomm, which sale will be deemed to be a Lifecomm Liquidity Event and the above-described proceeds will be paid by Tunstall accordingly.  Any amounts payable by Tunstall to the holders of CPRs will be reduced by expenses of Tunstall and the shareholder representatives relating to maintenance of the CPRs and holding or disposing of AMAC’s interest in Lifecomm.

The CPR Agreement will terminate upon the earlier of payment of the amounts described above and termination of the Merger Agreement.

The foregoing description of the Merger Agreement, the Voting Agreement and the CPR Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreements.  Copies of the Merger Agreement, the Voting Agreement and the CPR Agreement are filed as Exhibits 2.1, 10.1 and 2.2, respectively, and are incorporated into this Item 1.01 by reference.

Additional Information and Where to Find It

In connection with the proposed Merger, AMAC will file a proxy statement and other documents with the Securities and Exchange Commission (“SEC”).  AMAC shareholders are advised to read the proxy statements when it becomes available because it will contain important information regarding AMAC and the Merger.  Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by AMAC with the SEC at the SEC’s website at http://www.sec.gov.  In addition, investors may obtain free copies of the documents filed with the SEC by directing a written request to: American Medical Alert Corp., 36-36 33rd Street, Suite 103, Long Island City, NY 11106, Attention: Corporate Secretary or from AMAC’s website: http://amac.com.

AMAC and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the AMAC shareholders in connection with the Merger.  Information concerning the names, affiliations and interests of AMAC’s directors and executive officer, is set forth in AMAC Annual Report on Form 10-K for the year ended December 31, 2010, as amended, filed with the SEC, and will be described in the proxy statement relating to the Merger (when it becomes available). Information concerning the interests of AMAC’s participants in the solicitation, which may be, in some cases, different than those of AMAC’s shareholders generally, will also be described in the proxy statement relating to the Merger (when it becomes available).

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements in this press release may constitute “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of AMAC to be materially different from the future results, performance or achievements express of implied by such forward-looking statements.  The words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “seeks,” “may” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon information presently available and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties.  Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against AMAC or Tunstall related to the Merger Agreement; the inability to complete the Merger due to the failure to obtain shareholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including the receipt of required regulatory approvals related to the Merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the effects of the local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those other risks and factors discussed in AMAC’s Annual Report on Form 10-K for the year ended December 31, 2010, under the caption “Risk Factors” and otherwise in AMAC’s reports and filings that it makes with the Securities and Exchange Commission.  You should not place undue reliance on any forward-looking statements, since those statements speak only as to the date that they are made.  Neither Tunstall nor AMAC has any obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this news release or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.

Item 8.01  Other Events.

On September 22, 2011, AMAC and Tunstall issued a joint press release announcing the signing of the Merger Agreement, as described in Item 1.01 of this report.  A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1
Agreement and Plan of Merger, dated as of September 22, 2011, by and among Tunstall Healthcare Group Limited, Monitor Acquisition Corp, and American Medical Alert Corp.  Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

2.2
Contingent Payment Rights Agreement, dated as of September 22, 2011, by and among Tunstall Healthcare Group Limited, American Medical Alert Corp. and each of Howard Siegel and Gregory Fortunoff, serving jointly as Shareholder Representative.  Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

10.1	Form of Voting Agreement, dated as of September 22, 2011, entered into by and between Tunstall Healthcare Group Limited and the executive officers and directors of American Medical Alert Corp.

99.1	Joint Press Release issued by American Medical Alert Corp. and Tunstall Healthcare Group Limited, dated September 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	September 23, 2011

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Richard Rallo
Name: Richard Rallo
Title: Chief Financial Officer and
Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description

2.1
Agreement and Plan of Merger, dated as of September 22, 2011, by and among Tunstall Healthcare Group Limited, Monitor Acquisition Corp, and American Medical Alert Corp.  Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

2.2
Contingent Payment Rights Agreement, dated as of September 22, 2011, by and among Tunstall Healthcare Group Limited, American Medical Alert Corp. and each of Howard Siegel and Gregory Fortunoff, serving jointly as Shareholder Representative.  Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

10.1	Form of Voting Agreement, dated as of September 22, 2011, entered into by and between Tunstall Healthcare Group Limited and the executive officers and directors of American Medical Alert Corp.

99.1	Joint Press Release issued by American Medical Alert Corp. and Tunstall Healthcare Group Limited, dated September 22, 2011.